UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2016

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

Effective as of February 16, 2016, Norwegian Cruise Line Holdings Ltd. (“NCLH”) appointed Faye L. Ashby, age 44, as Senior Vice President and Chief Accounting Officer. There are no arrangements or understandings between Ms. Ashby and any other persons pursuant to which she was selected as an officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Ashby joined NCLH as Controller in November 2014 after NCLH’s acquisition of Prestige Cruises International, Inc. (“Prestige”). From January 2012 to November 2014, Ms. Ashby served as Controller for Prestige, where she managed and developed the Accounting and External Financial Reporting teams. From March 2010 to December 2011, Ms. Ashby held the position of Senior Director of Financial Reporting with Prestige, where she started the Financial Reporting Department and was responsible for the preparation of annual financial statements, coordination of external audits and researching technical accounting issues. Before joining Prestige, Ms. Ashby was a Senior Manager at the international public accounting firm of Deloitte. She has a MBA and BBA with concentrations in accounting from the University of Miami and is a Certified Public Accountant in Florida and New York.

Ms. Ashby will continue to be compensated pursuant to the terms of her existing employment agreement with NCLH, which is consistent with NCLH’s employment agreements with other similarly situated executives.

Termination of Supplemental Executive Retirement Plan and Senior Management Retirement Savings Plan

On February 15, 2016, the Compensation Committee of NCLH confirmed the termination of the Supplemental Executive Retirement Plan (the “SERP”), which was a legacy unfunded defined contribution plan for certain of our executives who were employed by NCLH’s predecessors in an executive capacity prior to 2008 and the Senior Management Retirement Savings Plan (the “SMRSP”), which was a legacy unfunded defined contribution plan for certain employees who were employed by NCLH’s predecessors prior to 2001. No new contributions will be made to the SERP or the SMRSP, but we will pay eligible participants the deferred contributions under the SERP and SMRSP in early 2017 following the expiration of the required twelve month period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 18th day of February, 2016.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary